Exhibit 99.1

MamaMancini’s Announces Pricing of the Public Secondary Offering of Common Stock by Selling Stockholders

EAST RUTHERFORD, NJ, June 22, 2023 — MamaMancini’s Holdings, Inc. (NASDAQ: MMMB), a leading national marketer and manufacturer of fresh Deli prepared foods, today announced the pricing of an underwritten public secondary offering of 6,281,085 shares of its common stock by certain selling stockholders affiliated with Carl T. Wolf (the “Selling Stockholders”) at a price to the public of $2.50 per share. In addition, the Selling Stockholders have granted the underwriters of the offering a 30-day option to purchase up to 942,163 additional shares of common stock at the public offering price, less underwriting discounts and commissions. MamaMancini’s is not selling any shares in the offering, nor will MamaMancini’s receive any of the proceeds from the sale of the shares being offered by the Selling Stockholders. The Selling Stockholders will bear the costs associated with the sale of such shares, including underwriting discounts and commissions. The offering is expected to close on or about June 26, 2023, subject to customary closing conditions.

Lake Street Capital Markets, LLC is acting as sole book-running manager for this offering.

A registration statement on Form S-3 (including a prospectus and a preliminary prospectus supplement describing the offering) relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on June 12, 2023. A preliminary prospectus supplement describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Lake Street Capital Markets, LLC, Attention: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or by calling (612) 326-1305, or by emailing syndicate@lakestreetcm.com; or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MamaMancini’s Holdings, Inc.

MamaMancini’s Holdings, Inc. (NASDAQ: MMMB) is a leading marketer and manufacturer of prepared foods with over 45,000 product placements in grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from a rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer. For more information, please visit www.mamamancinis.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about MamaMancini’s, including but not limited to statements with respect to the completion, timing, and size of the proposed underwritten offering of common stock. MamaMancini’s may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not MamaMancini’s will be able to raise capital, the final terms of the underwritten offering of common stock, market and other conditions, the satisfaction of customary closing conditions related to the underwritten offering of common stock, MamaMancini’s business and financial condition, and the impact of general economic, public health, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by MamaMancini’s, see disclosures contained in MamaMancini’s’s public filings with the SEC, including the “Risk Factors” in the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and prospectus supplement for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and MamaMancini’s undertakes no obligation to update such statements as a result of new information, except as required by law.

Investor Relations Contact:

Lucas A. Zimmerman

Director

MZ Group - MZ North America

(949) 259-4987

MMMB@mzgroup.us

www.mzgroup.us